                           [Confidential Treatment]

                                                                   Exhibit 10.9


                     VALUE ADDED RESELLER LICENSE AGREEMENT

This Agreement is made and entered into as of the 31st day of August by and between the Analytic Sciences Corporation, 55 Walkers Brook Drive, Reading, Massachusetts 01867 (hereinafter "TASC") and MicroTrac Systems, Inc., 20 Wells Avenue, Newton, MA 02159, (hereinafter "VAR").

1.  DEFINITIONS:

For the purpose of this Agreement, the following are defined terms:

"Distributor" shall mean a third party who is duly appointed by VAR to sublicense the Licensed Program under the terms of this Agreement.

"Licensed Program" shall mean the particular program or programs listed in Exhibit A attached hereto and made a part hereof, any updated program or program portion furnished to VAR by TASC, and any documentation or additional materials supplied by TASC for use with Licensed Program.

"System" shall mean equipment and/or software listed in Exhibit A developed by VAR combined with the Licensed Program as required by this Agreement for use by a third party end user.

2.  VALUE ADDED REQUIREMENT:

         2.1 VAR agrees that it shall license the Licensed Program for incorporation into Systems that VAR, in the regular course of its business, will either (i) remarket to an unaffiliated third party end user or (ii) remarket to VAR's Distributors who will further remarket such Systems to unaffiliated third party end user or (ii) remarket to VAR's Distributors who will further remarket such Systems to unaffiliated third party end users.

         2.2 VAR certifies that the Licensed Program shall be incorporated into Systems consisting of a substantial amount of other hardware and/or software that VAR manufactures, develops or supplies which represents a significant functional and value enhancement to the Licensed Program. VAR agrees that it shall promptly provide to TASC such written information as TASC may from time to time request relating to the functional and value enhancements required in this Section.

3.  SCOPE OF LICENSE:

         3.1 TASC hereby grants to VAR and VAR accepts, a nonexclusive worldwide license to market, promote, copy and sublicense the Licensed Program solely in accordance with the terms of this Agreement and solely to Distributors or end users and solely for the end user's internal use as part of Systems.

         3.2 VAR shall reproduce and include TASC's copyright and trade secret notices on all copies in any form of the Licensed Program. VAR shall make no attempt to create, generate, or reverse engineer any source code or source code version of any portion of the Licensed Program.

         3.3 VAR many hold itself out as being authorized to market the Licensed Program and display TASC's name, logo and trademarks as they apply to the Licensed Program, solely in accordance with such requirements as TASC shall approve in advance. VAR shall not use or display TASC's name, logo, and trademarks in connection with any product other than the Licensed Program and the Systems with which the Licensed Program is to be used. VAR shall have no interest or license in any mark, name, logo, or other trade designation of TASC.

         3.4 TASC hereby grants to VAR and VAR accepts, a nonexclusive worldwide license to authorize Distributors to market and sublicense the Licensed Program solely in accordance with the terms of this Agreement and solely to end users for the end user's internal use as part of Systems.

         3.5 Each sublicense granted by VAR or its Distributor must be in the form of a written agreement signed by an authorized representative of VAR or of its Distributor and by the end user sublicensee. VAR shall provide TASC with a copy of the current version and subsequent versions of such standard agreement before its use in sublicensing the Licensed Program, but neither TASC's receipt of such documents nor any failure to object thereto, shall constitute a waiver by TASC or otherwise affect TASC's rights hereunder. VAR may make reasonable amendments to its sublicense agreement in order to meet the requirements of its sublicensee, provided that every sublicense includes, at a minimum, terms and conditions equivalent to those set forth in Exhibit B.

         3.6 Each Distributor authorized by VAR to sublicense the Licensed Program shall execute a written agreement to market and to sublicense the Licensed Program only in accordance with the provisions of this Agreement. VAR agrees to use its best efforts to enforce the obligations of its sublicensing and Distributor agreements and to inform TASC immediately of any known breach of such obligations. In addition, each such agreement shall provide that TASC shall have the right to enforce the terms of such agreement.

         3.7 VAR shall cause records to be kept of all sublicensees (including those of its Distributors) under this Agreement; such records may be inspected at any mutually agreeable time during VAR's normal business hours, by a mutually agreeable person, at TASC's expense of the sole purpose of verifying compliance with VAR's obligations under this Agreement.

         3.8 VAR hereby warrants to TASC that it and its sublicensees will do all things necessary to comply with the United States export and technology transfer laws, including, but not limited to, U.S. Department of Commerce Export Administration Regulations and the regulations of the Departments of State and Defense as they may apply to sublicensing the Licensed Program.

         3.9 VAR acknowledges that VAR and VAR's Distributors and sublicensees do not acquire any rights of ownership in the Licensed Programs. Title and all proprietary rights in the Licensed Program shall at all times remain in TASC.

4.  REPORTING AND PAYMENT:

         4.1 Within twenty-five (25) days of each calendar quarter, VAR shall send TASC a report for the quarter adequate for accurately determining the payments due TASC, including, at a minimum, the following: number of Licensed Programs VAR has distributed, including end user System serial numbers; date and means of disposition; identity and address of the recipient; and a list of all executed Distributor sublicenses, including the address of each Distributor. Upon request from time to time, VAR shall provide to TASC a list of executed end user sublicenses indicating whether each end user is covered by VAR's product maintenance program. VAR shall maintain executed copies of Distributor and end user sublicenses which shall be available at reasonable times for inspection by TASC.

         4.2 VAR agrees to pay to TASC those prices which are specified in Exhibit C for each copy distributed. The applicable volume discount shall be determined and applied at the time of distribution to all copies then being distributed by VAR. TASC shall have the right to change its prices and include a revised Exhibit C with six (6) months written notice to VAR.

         4.3 The payments under paragraph 4.1 and any subsequent maintenance charge shall not be construed to include local, state, provincial or federal sales, use, excise, personal property or other similar taxes or duties, and any such taxes or duties shall be assumed and paid for by VAR.

5.  TERM AND TERMINATION:

         5.1 The license granted VAR under Section 3 to sublicense and distribute the Licensed Program shall terminate the (3) years after the effective date of this Agreement unless terminated prior to that date in accordance with this Section. All sublicenses to Distributors shall also terminate as of that date; however, end user sublicenses granted prior to that date shall remain valid for their stated term.

         5.2 This Agreement may be terminated prior to its stated term under the following circumstances:

                  i) TASC shall have the right to terminate this Agreement if VAR fails to pay TASC the correct fees and other charges due hereunder within thirty (30) days following TASC's notice of any deficiency.

                  ii) If either party should break this Agreement and fail to correct the break within thirty (30) days following a written notice specifying the breach, then this Agreement, together with all rights and licenses related thereto, shall terminate in accordance with the provisions of this paragraph, upon written notice of termination given to the defaulting party with fifteen (15) days after expiration of this thirty (30) days.

                  iii) Any assignment of VAR's assets for the benefit of creditors, or any voluntary act of bankruptcy by VAR or any involuntary act of bankruptcy against VAR which is not resolved in VAR's favor within sixty
                           (60) days of filing, or any other act of insolvency, for the protection of debtors, or of similar import by VAR, or VAR's dissolution or ceasing to conduct business in the normal course, shall give TASC the right to terminate this Agreement immediately.

         5.3 In the event of termination, the following rights and obligations shall apply:

                  i) VAR may continue running the release of the Licensed Program then in VAR's possession on a single System, in accordance with all provisions of this Agreement, solely for the purpose of continuing customer service for sublicenses granted prior to termination;

                  ii) All rights granted in this Agreement respecting marketing, sublicensing, and use of the Licensed Program by VAR or its Distributors, aside from those set forth in (i) above respecting customer service, shall cease;

                  iii) TASC shall no longer have any obligation to provide VAR with support services, error correction, or new releases of the Licensed Program; however, TASC and VAR may negotiate an agreement under which TASC will continue to provide maintenance for a mutually agreeable period;

                  iv) VAR shall continue to have the obligation to pay TASC any fees which shall have accrued to TASC as of the time such termination becomes effective, or which accrue to TASC after the effective date of such termination; and

                  v) VAR and its Distributors shall return all information belonging to TASC not needed to support existing sublicensees.

6.       WARRANTIES AND LIMITATION OF REMEDY:

         6.1 TASC warrants that it has full power and right to license the Licensed Program. TASC agrees to indemnify VAR against and hold VAR harmless from any and all loss, damage, or liability asserted against VAR or incurred by VAR, arising out of or in connection with any claim that the Licensed Program infringes any patent, copyright or trade secret, provided that: (i) VAR notifies TASC promptly in writing of any such claim, (ii) VAR permits TASC to defend, compromise or settle said claim, (iii) VAR gives TASC all available information, assistance and authority or enable TASC to do so , and (iv) VAR continues to fully observe the terms and conditions of this Agreement. TASC shall have no liability for costs or settlements made without its consent. In addition, TASC shall have no liability for any claim based upon alteration of the Licensed Program if such claim would have been avoided by the absence of such alteration. The foregoing states the sole obligation and exclusive lability of TASC for any infringements or claims of infringement of any patent, copyright, trade secret or other intellectual property right.

         6.2 TASC further warrants for a period of ninety (90) days from the date of this Agreement that the Licensed Program or any portion thereof will substantially conform to TASC's current published software description. VAR acknowledges, however, that the Licensed Program is of such complexity that it may have inherent defects and agrees that as TASC's exclusive liability and VAR's exclusive remedy TASC will provide all reasonable programming services to correct documented code errors which TASC's diagnosis indicates are caused by a defect in the delivered Licensed Program. It is a precondition to this warranty that VAR notify TASC promptly and confirm in writing upon discovering any nonconformance with the current published software description. This warranty shall not apply in the event VAR makes or permits any alteration of the Licensed Program

         6.3 THE FOREGOING EXPRESS WARRANTIES ARE THE SOLE AND EXCLUSIVE WARRANTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         6.4 No employee, agent or representative of TASC has the authority to bind TASC to any oral representation or warranty concerning the Licensed Program. Any written representation or warranty not expressly contained in this Agreement shall not be enforceable by VAR.

         6.5 VAR warrants that it will make all commercially reasonable efforts to distribute the Licensed Program and shall at all times distribute the Licensed Program in a manner which shall be supportive of TASC's goodwill and reputation.

         6.6 Except as otherwise set forth herein, VAR agrees to indemnify TASC and to hold TASC, its agents, and its employees harmless from all costs, loss, liability and expense (including court costs and reasonable fees of attorneys) from any claims or demands brought against or incurred by TASC arising from or in connection with the use of the Licensed Program by VAR's sublicensees or Distributors or arising from VAR's making the Licensed Program available to any third party.

7.       INITIAL MAINTENANCE AND SUPPORT:

         7.1 During the term of this Agreement, VAR agrees that VAR or its Distributors will install the Licensed Program at sublicensee sites and that VAR will provide sublicensees and Distributor with initial training and consultation. VAR agrees that it is responsible for first level support of all Licensed Programs sublicensed by VAR or its Distributors and will provide maintenance to support all end users and Distributors who are entitled to maintenance for VAR's systems.

         7.2 The warranty period specified in paragraph 6.2 shall be designated the initial maintenance period and is the subject of all the provisions of this section. During this period and subject to the limitations of Section 6, TASC will provide at no cost to VAR: (i) TASC's best efforts to correct reproducible errors or malfunctions in the current unaltered release of the Licensed Program;
(ii) any updates to the Licensed Program and any minor enhancements which TASC provides as part of maintenance of the Licensed Program; (iii) any revision to user guides or other printed material applicable to the Licensed Program; and
(iv) any known problem solution related to the Licensed Program as said solution becomes known to TASC.
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         7.3 If it is determined by TASC, after VAR notifies TASC of an error or malfunction, that the problem is not due to an error, defect or nonconformity in the Licensed Program, then at VAR's request and subject to the availability of TASC personnel, TASC shall provide technical assistance to resolve the problem at TASC's then current time and materials rates for such assistance.

         7.4 Any changes made to the Licensed Program by any person outside of TASC immediately releases TASC from any responsibility to correct or maintain the Licensed Program.

         7.5 TASC agrees to place the source code for the most current version of the Licensed Program in escrow under agreement with an escrow agent for the benefit of VAR. The source code would be available to VAR if TASC ceases to maintain or provide for maintenance of the Licensed Program.

8.  EXTENDED MAINTENANCE:

         8.1 For as long as TASC is supporting the Licensed Program, extended maintenance shall be automatically provided and renewed for twelve-month periods at the beginning of each calendar year at TASC's then current maintenance charge, payable at the beginning of each new twelve-month period. During the first calendar year after the expiration of the warranty, the charge will be pro-rated according to the number of months remaining in that first year. Those months shall constitute the first extended maintenance period. VAR may elect not to avail itself of extended maintenance if VAR so notifies TASC in writing at least thirty (30) days prior to the beginning of any extended maintenance period.

         8.2 Services during extended maintenance periods shall be the same as those specified in Section 7 which are provided at no additional cost for the initial maintenance period. Extended maintenance services shall be provided subject to the limitations of Section 6 above.

         8.3 VAR agrees that it will purchase maintenance to support all end users and Distributors who are entitled to maintenance for VAR Systems.

         8.4 TASC shall establish its maintenance policy and charges annually based on the then current published price(s) for the Licensed Program.

9.  PROPRIETARY RIGHTS OF TASC AND RESPONSIBILITIES OF VAR:

         9.1 The Licensed Program provided hereunder is and shall remain the proprietary property of TASC. It is also protected as unpublished work under U.S. Copyright Law. VAR agrees to treat the Licensed Program and related documentation and support materials as the confidential and proprietary property of TASC and shall acquire no rights in them except as set forth herein. Except as expressly provided herein, VAR agrees not to disclose, provide, transfer, sublicense or otherwise make available the Licensed Program or any portion thereof to any person other than VAR or TASC personnel without the prior written approval of TASC. All personnel of VAR who receive the Licensed Program and related documentation or support materials shall, before its receipt, be informed of its confidential and proprietary nature and VAR's obligations hereunder.

10.  GENERAL TERMS AND CONDITIONS:

         10.1 It is expected that the parties will disclose to each other certain information which may be considered confidential or proprietary ("Confidential Information") and each party recognizes the value and importance of the protection of the other's Confidential Information. All Confidential Information of one party and disclosed to the other party shall remain solely the property of the disclosing party, and its confidentiality shall be maintained and protected by the other party with at least the same effort used to protect its own confidential information of a similar nature. Each party represents and warrants that such effort is and will be reasonably calculated to protect such Confidential Information. Except to the extent required by this Agreement, both parties agree not to duplicate in any manner the other's Confidential Information or to disclose it to any third party or to any of their employees not having a need to know for the purposes of this Agreement. The parties further agree not to use each other's Confidential Information for any purpose other than the implementation of this Agreement.

         10.1.1 Confidential Information may include, but is not limited to, trade secrets, processes, formulae, specifications, programs, software packages, test results, technical know-how, methods and procedures of operation, business or marketing plan, proposals, and licensed documentation. Notwithstanding the foregoing, Confidential Information shall not include information which (i) becomes a part of the public domain through no act or omission of the receiving party; (ii) was in the receiving party's lawful possession prior to the disclosure and had not been subject to limitations on disclosure or use, as shown by the receiving party's files existing at the time of disclosure; (iii) is independently developed by the receiving party by persons who have not had access to the Confidential Information; or (iv) is lawfully disclosed hereafter to the receiving party, without restriction, by a third party who did not acquire the information directly or indirectly from the disclosing party.

         10.2 VAR acknowledges that portions of the Licensed Program and related Documentation licensed by TASC to VAR hereunder are protected by copyright. All copies of the Licensed Program and related Documentation provided by TASC to VAR hereunder shall bear a copyright notice which VAR shall reproduce on all copies of the Licensed Program and related Documentation it manufactures. VAR will promptly report to TASC any apparent copyright infringements relating to the Licensed Program or Documentation that come to the attention of VAR, and VAR agrees to cooperate with TASC with respect thereto.

         10.3 VAR acknowledges that any symbols, trademarks, and service marks adopted by TASC to identify its products belong to TASC and that VAR will have no rights in such marks except as expressly set forth herein. VAR shall market and distribute the System only under its own names and marks, provided, however, that all identifications of the Licensed Program marketed or distributed by VAR (e.g. product labels, advertising) shall include a reasonably prominent attribution of TASC as VAR's licensor, in a form agreed by the parties prior to any Licensed Program marketing or distribution by VAR.

         10.4 VAR acknowledges and agrees that in the event of a breach by VAR of this Agreement pertaining to protection or respect of confidential information or proprietary right of TASC or its suppliers, TASC shall, in addition to all other legal and equitable remedies, be entitled to an injunction against such breach without any requirements to post bond as a condition of such relief.

         10.5 IN NO EVENT SHALL TASC'S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNT RECEIVED BY TASC FROM VAR OVER THE TERM OF THIS AGREEMENT OR ONE HUNDRED THOUSAND DOLLARS ($100,000) WHICHEVER IS LESS. IN NO EVENT SHALL TASC BE LIABLE FOR COSTS OR PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES. IN NO EVENT SHALL TASC HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFIT, EVEN IF TASC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

         10.6 VAR will in all matters relating to this Agreement act as an independent contractor. The relationship between TASC and VAR is that of licensor/developer and Distributor. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee, or in any other capacity. VAR shall be responsible for all expenses incurred by VAR in the course of exercising any rights or responsibilities accepted by VAR under this Agreement.

         10.7 Neither party may assign this Agreement or any rights or obligations hereunder, and any attempted such assignment shall be void. Notwithstanding the foregoing, however, either party shall be entitled to assign this Agreement to a successor to all or substantially all of its business, whether by sale, merger, or otherwise.

         10.8 All notices under this Agreement shall be given in writing and dispatched by prepaid first class certified or registered mail, return receipt requested, to the parties at the address on the first page hereof or to such other address as the parties may provide to each other in writing by the same form of notice.

         10.9 Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible, be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected. In such event, the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

         10.10 The waiver of, or failure to enforce any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

         10.11 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and the parties hereby consent to the personal jurisdiction of the courts of the Commonwealth or, in the event of exclusive Federal jurisdiction, the U.S. District Court of Eastern Massachusetts.

         10.12 VAR warrants to TASC that it will do all things necessary to comply with United States Export Laws, including but not limited to the Export Administration Act and the U.S. Department of Commerce Export Administration Regulations, and the Arms Export Control Act and the International Traffic in Arms Regulations as they may apply to marketing or sublicensing the Licensed Program.

         10.13 The provisions of Sections 3, 6, 9 and paragraphs 10.1, 10.2, 10.3, 10.4 and 10.5 shall survive termination of this Agreement.

         10.14 This Agreement, along with the exhibits attached hereto and incorporated herein by reference, sets forth the entire Agreement between the parties and supersedes prior proposals, agreements, and representations between them, whether written or oral. This Agreement may be changed only by mutual agreement of the parties in writing.

*See Addendum attached hereto and incorporated herein by reference.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed and executed with the intention of becoming legally bound thereby.

THE ANALYTIC SCIENCES CORPORATION:           VAR:   MICROTRAC SYSTEMS, INC.

By:  /s/ Elton B. Klibanoff                  By:
     ------------------------------             -------------------------------
     (SIGNATURE WITH AUTHORITY)                    (SIGNATURE WITH AUTHORITY)

Typed Name: Elton B. Klibanoff               Typed Name:_______________________

Title: Deputy Division Director, Contracts   Title:____________________________

Date: 31 August 1992                         Date:_____________________________

                                   ADDENDUM TO
                     VALUE ADDED RESELLER LICENSE AGREEMENT
                                     BETWEEN
                        THE ANALYTIC SCIENCES CORPORATION
                           AND MICROTRAC, INCORPORATED
                                      DATED
                        AUGUST 31, 1992 (THE "AGREEMENT")

The Sections of the Agreement referred to above are modified as follows:

1.       Add the following new Section 2.3:

         "2.3 As long as VAR is distributing the Licensed Program, VAR shall mention TASC and its licensed trademark, PictureCom, in all of its marketing or promotional materials printed after the execution of this Agreement which refer to imaging technology incorporated within or relating to its product Restrac. The publication of the name PictureCom shall be attributed to TASC and VAR shall indicate that both TASC and PictureCom are registered trademarks of The Analytic Sciences Corporation."

2. Delete the first sentence contained in Section 3.2 and insert in lieu thereof the following: "VAR shall reproduce and include TASC's copyright and other proprietary rights notices which are included in the Licensed Program in all copies in any form of the Licensed Program."

3. Modify the final sentence in Section 3.5 by including after the phrase "at a minimum, terms and conditions" the clause "relating to the protection of proprietary rights and limitation of liability substantially."

4. Modify the second sentence contained in Section 3.6 by deleting the "." and inserting in lieu thereof the phrase "affecting TASC."

5.       Delete the final sentence of Section 3.6.

6. Modify the first sentence of Section 3.7 by including after the phrase "such records may be inspected" the clause "no more frequently than semiannually during the term of the Agreement."

7. Delete the first sentence contained in Section 4.1 and insert in lieu thereof the following: "Within thirty (30) days after the end of each calendar quarter, VAR shall send TASC a report for the quarter adequate for accurately determining the payments due TASC, together with payments due, including, at a minimum, the following: number of Licensed Programs VAR has distributed; date and means of disposition; identity of the recipient, unless confidential; and a list of all executed Distributor sublicenses, including the address of each Distributor."

8. Modify Section 4.1 by deleting the final sentence therein and inserting in lieu thereof the following: "VAR shall maintain copies of executed Distributor and End User Sublicenses which shall be available at reasonable times for inspection by TASC under Section 3.7. Confidential information not affecting TASC may be deleted form such copies."

9. The last sentence of Section 4.2 is modified by deleting the "." and inserting in lieu thereof the following: ", provided that TASC shall not increase its prices during any annual period ending on the anniversary of this Agreement during the term hereof by an amount in excess of fifteen percent (15%) of its price for that Licensed Program charged during the previous annual period."

10.      Add new Section 4.4 as follows:

         "4.4 VAR unconditionally agrees to license or distribute a sufficient number of copies of the Licensed Program during the first year of this Agreement such that it shall owe and pay TASC not less than Twenty Thousand Dollars ($20,000) for such copies."

11. Modify the first sentence of Section 5.1 by deleting after the phrase " the Licensed Program shall terminate" the phrase "three (3) years" and inserting in lieu thereof the phrase "four (4) years."

12. Modify the first sentence of Section 5.2 by deleting from clause (iii) the word "act" wherever it appears and inserting in lieu thereof the term "filing."

13. Delete existing clause (iii) of Section 5.3 and insert in lieu thereof the following: "So long as TASC continues to generally offer support services for the Licensed Program after termination of this Agreement, VAR shall have the right to acquire support services from TASC at TASC's then standard support charges.

14. Modify clause (iv) of Section 5.3 by deleting the "." and inserting in lieu thereof the following: "for support services contracted for by VAR after such date."

15. Modify the first sentence of Section 6.2 by deleting after the phrase "TASC further warrants for a period of ninety (90) days" the phrase "from the date of this Agreement" and inserting in lieu thereof the phrase "after initial delivery to VAR."

16. Modify the first sentence of Section 6.2 by deleting the words "which TASC's diagnosis indicates" in the fifth line.

17. Modify Section 6.5 by deleting the words "make all commercially reasonable efforts to distribute the Licensed Program and shall at all times."

18.      Delete Section 6.6 in its entirety.

19. Modify the first sentence of Section 7.2 by including after the phrase "the warranty period specified in paragraph 6.2" the phrase "with the initial delivery of the Licensed Program."

20. Modify the final sentence of Section 7.2 by deleting the "." and inserting in lieu thereof the following: "and (v) telephone support during TASC normal business hours to assist VAR with the resolution of problems and questions regarding the Licensed Program."

21. Modify the first sentence of Section 8.1 by deleting the clause "For as long as TASC is supporting the Licensed Program" and inserting in lieu thereof the phrase "During the term of this Agreement, " and by deleting the phrase "at the beginning of each new twelve-month period" and inserting in lieu thereof the phrase "with VAR's regular quarterly report based on upon end users receiving maintenance during the previous quarter pro-rated on a monthly basis."

22. At the end of the final sentence of Section 8.1, delete the period and add "subject to VAR's obligations under Section 8.3."

23. Delete the existing sentence contained in Section 8.3 and insert in lieu thereof the following: "VAR agrees that during the term of this Agreement it will purchase maintenance to support all end-users and distributors who subscribe to maintenance for VAR systems which include the Licensed Program."

24. Modify Section 8.4 by deleting the existing sentence and inserting in lieu thereof the following: "TASC shall establish its maintenance charges annually based on the then published price for the Licensed program, provided, however, that no annual increase for maintenance charges hereunder will exceed fifteen percent (15%) of that charged for the prior calendar year."

25.      Delete existing Section 10.5 and insert in lieu thereof the following:

         "10.5 EXCEPT FOR LOSSES ARISING UNDER SECTION 6.1, IN NO EVENT SHALL TASC'S LIABILITY ARISING UNDER THIS AGREEMENT EXCEED THE AMOUNTS RECEIVED FOR THE SPECIFIC LICENSED PRODUCT OR SERVICE GIVING RISE TO THE LIABILITY. EXCEPT FOR LIABILITY FOR BREACHES OF TASC'S PROPRIETARY RIGHTS TO THE LICENSED PROGRAM (INCLUDING BUT NOT LIMITED TO THE SCOPE OF VAR'S LICENSE), AND EXCLUDING ANY LIABILITY ARISING FROM ITS PAYMENT OBLIGATIONS HEREUNDER, IN NO EVENT SHALL VAR'S LIABILITY ARISING UNDER THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT OF LICENSE AND MAINTENANCE CHARGES PAYABLE HEREUNDER. IN NO EVENT SHALL TASC BE LIABLE FOR COSTS OR PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FROM LOSS OF USE, DATA OR PROFITS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, EVEN IF EACH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY."

THE ANALYTIC SCIENCES CORPORATION              MICROTRAC SYSTEMS, INC.

By:       /s/ Elton B. Klibanoff               By:
    ------------------------------------           -----------------------------
           Authorized Signature                        Authorized Signature

            Elton B. Klibanoff
- ----------------------------------------       ---------------------------------
                Typed Name                                  Typed Name

   Deputy Division Director, Contracts
- ----------------------------------------       ---------------------------------
                      Title                                    Title

                                    EXHIBIT A

                              SYSTEMS AND PROGRAMS


VAR Systems

     RESTRAC and SUCCESSPLAN






TASC Licensed Programs

     P-UB Picture Com/Binary (including dedicated input server)

     P-UB Picture Com/Color (including dedicated input server)

     P-DEV Software and Documentation

                                    EXHIBIT B

MICROTRAC  SYSTEMS, INC.
20 Wells Avenue
Newton, MA  02159
(617) 965-4660
Agreement No. _______________


                             MICROTRAC SYSTEMS, INC.
                         PURCHASE AND LICENSE AGREEMENT

                  CUSTOMER:  _________________________________________________

                   ADDRESS:  _________________________________________________

           SOFTWARE PRODUCT: _________________________________________________

             EFFECTIVE DATE: _________________________________________________

Subject to the following terms and conditions, MicroTrac Systems, Inc. ("MicroTrac") grants to the customer identified above ("Customer") a license ("License") to use the MicroTrac software product listed above and related documentation ("Software") on the type of equipment and at the specific location ("Location") set forth in the attached proposal ("Proposal"). "Software" includes only the MicroTrac software listed in the Proposal, and any additional software provided by MicroTrac in return for payment of the appropriate license fee, all of and any additional software provided by MicroTrac in return for payment of the appropriate license fee, all of which will be considered licensed pursuant to this Agreement. The equipment on which the Software is originally installed is defined as "Equipment" for purposes of this Agreement. Pursuant to this Agreement, Customer is purchasing such third party software licenses and hardware as are identified in the Proposal as being provided by MicroTrac ("Third Party Products"). "Software" does not include such Third Party Products.

1. License. The License entitles Customer to use the Software on the Equipment (or other equipment on a temporary basis in case of a malfunction and at the Location, solely for Customer's own internal business purposes. Customer may transfer the License to other equipment and locations only with the consent of MicroTrac, which will not be withheld unreasonably. Customer may use any Software identified in the Proposal as Single-User Software only on a single central processing unit (CPU). Customer may use any Software identified in the Proposal as multi-user Software only on the network(s) specified in the Proposal. Customer agrees that the maximum number of users with access to the Software will be limited as set forth in the Proposal (unless increased as described below). Customer will have the right to increase the number of users with access to the software with prior notification to MicroTrac and payment by Customer of an additional license fee in accordance with MicroTrac's standard policies.

2. Certain Restrictions. The License may not be transferred by Customer other than to Customer's parent or wholly-owned subsidiary, or to a successor to Customer's business. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Software. The Software is proprietary product of MicroTrac which includes trade secrets and is protected by copy law. Customer may make one copy of the Software for backup purposes. No other copies may be made without MicroTrac's prior written consent. Customer agrees not to remove any product identification, copyright notices, or other notices of proprietary rights from the Software, to reproduce such notices on all permitted copies, and to take such measures to keep confidential and safeguard the Software as it takes with regard to its own proprietary and confidential material.

3. MicroTrac's Rights. Pursuant to the License, Customer acquires only the right to use the Software and does not acquire any rights of ownership in the Software or the media in which it is contained. Subject to the License, Micro Trac retains all rights of ownership in the Software, the media and all copies thereof.

4. MicroTrac Services. MicroTrac will provide Customer with services such as installation and training in accordance with the terms and policies contained in the Proposal. Customer agrees to obtain all products of third parties described in the Proposal as being provided by Customer, and unless otherwise mutually agreed, to have a suitable site ready for installation of the Software and training within sixty (60) days after the date of Customer's execution of this Agreement. MicroTrac will make maintenance services available to Customer for the Software and any hardware included in the Third Party Products under a separate Maintenance Agreement. Corrections, modifications and enhancements to the Software provided to Customer as part of such services will become part of the Software for all purposes of this Agreement.

5. Third Party Products.

(a) MicroTrac will arrange for Third Party Products to be shipped to the Location at Customer's expense prior to the date of installation of the Software.

(b) Title and risk of loss with respect to the Third Party Products will pass to Customer upon installation of the products; provided, however, that title and risk of loss with respect to any Third Parity Products delivered to Customer in good condition prior to the date of installation will pass to Customer upon delivery if any damage to such Third Party Product occurs before installation while that product is on Customer's premises.

6. Payment. The fees for the License, the services to be provided by MicroTrac, and the Third Party Products will be as stated in the Proposal. Unless otherwise stated in the Proposal, MicroTrac will invoice Customer for Software and Third Party Products when delivered, and services when rendered. If, pursuant to Customer's request, MicroTrac personnel provided any additional services while on-site, MicroTrac will be compensated for such services at its current hourly rate. Invoices are payable upon receipt. Late charges may be assessed on invoices past due over thirty (30) days at 1.5% per month, or, if less, the maximum allowable by law. MicroTrac's stated fees do not include any excise, sales, use or other taxes, duties or governmental charges; payment of such taxes (except for state and federal income taxes for which MicroTrac is liable) will be Customer's responsibility.

7. Termination. The License will be perpetual, unless sooner terminated as provided herein. Customer may terminate the License at any time. MicroTrac may terminate the License if Customer breaches any of the terms and conditions of this Agreement or any of the terms and conditions of this Agreement or any Maintenance Agreement in effect between MicroTrac and Customer, and fails to cure such breach within thirty (30) days after written notice. Upon termination, Customer agrees either to return to MicroTrac all copies of the Software in Customer's possession or control, or destroy and certify to MicroTrac the destruction of all such copies.

8. Warranty and Limitation of Remedies.

(a) Except as otherwise expressly provided herein, MicroTrac entire liability to Customer and Customer's sole remedy hereunder for any cause whatsoever, regardless of the form of the action, whether in contract, tort, or strict liability, will be limited to the amounts paid to MicroTrac by Customer for the product or service that caused the damages or is the subject matter of or is directly related to the cause of action.

(b) MicroTrac warrants that for a period of ninety (90) days following installation, the Software will operate substantially as documented. Customer's sole remedy under this warranty will be:

     (i) the correction or replacement of defective Software which is returned to MicroTrac with written notice of defects during ninety (90) day period, or;

     (ii) if MicroTrac is unable to correct a material defect which makes the software unfit for its intended use, within a reasonable time after its return pursuant to Section 8(b)(i), Customer may terminate its License to use the Software, and MicroTrac shall refund to Customer the License fees paid for the Software in question. All other fees paid or payable to MicroTrac, including, but not limited to, Service fees, are non-refundable.

(c) The Software is intended for use only by sophisticated customers who understand the functioning of the Software and the processes embodied therein. Customer has sole responsibility for determining that the Software is suitable for its purposes and for its proper use, including protection of data from unintended modification, destruction or disclosure, and for the accuracy and integrity of the results. MicroTrac assumes no responsibility for the loss of data or other damage to persons or property arising out of Customer's use of the Software, and does not warrant that the Software will be error-free or that all defects will be corrected.

(d) MicroTrac's warranty applies only to the Software in the form provided by MicroTrac under normal use as contemplated by this Agreement. MicroTrac will not be liable for any damages arising out of use of the Software for a purpose other than its intended purposes as described in MicroTrac's standard documentation.

(e) MicroTrac makes no warranty and will have no liability whatsoever with respect to hardware or software products of third parties (including Third Party Products), except such as may be included as part of the Software. Customer recognizes that MicroTrac is not the manufacturer or developer of the Third Party Products for product warranties.

EXCEPT AS STATED IN THIS SECTION 8 MICROTRAC DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE MICROTRAC SOFTWARE PRODUCT MAY CONTAIN SOFTWARE DEVELOPED BY PARTIES OTHER THAN MICROTRAC. THIRD PARTIES MAKE NO WARRANTIES UNDER THIS AGREEMENT. IT IS UNDERSTOOD AND AGREED THAT THE SOFTWARE DOES NOT CONSTITUTE "CONSUMER GOODS" UNDER ANY STATE OR FEDERAL WARRANTY LAW.

(f) IN NO EVENT WILL MICROTRAC BE LIABLE FOR ANY DAMAGES FOR BREACH OF CONTRACT, TORT OR OTHER FORM OF ACTION, INCLUDING LOST PROFITS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SAME, EXCEPT IN ANY STATE THAT DOES NOT ALLOW THIS DISCLAIMER, WHERE THE LIABILITY, IF ANY, WILL BE LIMITED TO THE COST OF THE PRODUCT OR SERVICE ALLEGED TO HAVE CAUSE THE DAMAGE. THIRD PARTIES AR NOT PARTIES TO THIS AGREEMENT AND WILL HAVE NO LIABILITY FOR DAMAGES HEREUNDER. CUSTOMER MAY HAVE OTHER RIGHTS THAT VARY FROM STATE TO STATE. THIS SECTION ALLOCATES THE RISKS OF PROGRAM FAILURE BETWEEN MICROTRAC AND CUSTOMER. MICROTRAC'S PRICING REFLECTS SUCH ALLOCATION OF RISKS AND THE LIMITATION OF LIABILITY SET FORTH ABOVE.

9.  Infringement.

(a) MicroTrac will defend at its own expense any action against Customer based upon a claim that the Software in the form furnished to Customer hereunder infringes a U.S. copyright, or a U.S. patent issued as of the date of the Agreement, and pay such damages or costs as are finally awareded against Customer in any action attributable to such claim, provided that Customer notifies MicroTrac promptly in writing of any such action and all prior related claims, gives MicroTrac sole control of the defense and/or settlement of such action, and cooperates fully in any such defese or settlement. MicroTrac will not be liable hereunder for any costs or expenses incurred by Customer without MicroTrac's prior written consent.

(b) Should the Software furnished to Cusotmer or any part therof become, or in MicroTrac's opinion be likely to become, the subject of any such claim of infringement, MicroTrac may, at its option and expense, obtain for Customer the right to continue using the Software or replace or modify the Software so that the use thereof non-ilnfringing or otherwise lawful.

(c) Notwithstanding the foregoing, MicroTrac will have no liability for any claim of infringement based upon the use of any Software in combination with any hardware other than the computer hardware on which such Software is designed to operate or with any software not supplied by MicroTrac, or based upon any other use of the Software in any manner of which it was not designed or for which it was not recommended by MicroTrac.

(d) In no event will Micro have any liability for any claim of infringement with respect to the Third Party Products.

                                    EXHIBIT C
                            PICTURECOM(A) VAR PRICING


- ------------------------------------------------------------------------------------------------------------------------
                                                                                VOLUME LEVELS(1)
- ------------------------------------------------------------------------------------------------------------------------
Item          Single-User Display Station(2 3)         0-100         100-250       251-500        501-1000        1001+
- ------------------------------------------------------------------------------------------------------------------------
P-UB          PictureCom/Color                         $250          $225(4)       $180           $160            $135
- ------------------------------------------------------------------------------------------------------------------------
Item          Application Development Kit

- ------------------------------------------------------------------------------------------------------------------------
P-DEV         Software and Documentation               $1000
- ------------------------------------------------------------------------------------------------------------------------
Item          Maintenance
- ------------------------------------------------------------------------------------------------------------------------
P-TS          Maintenance Support and                  For each Single User Display Station, 15% of the
              Software Upgrades                        then current Single User Display Station Price for
                                                       Copies 100-250
- ------------------------------------------------------------------------------------------------------------------------
              Dedicated Input Server                   0-50          50+
- ---------                                              -----------------------------------------------------------------
                                                       $400          $300
- ------------------------------------------------------------------------------------------------------------------------





- -------------------------
(1) Volume levels are based on and include VAR Sublicenses for the current calendar year plus the preceding calendar year and include copies of both PictureCom/Color and PictureCom/Binary.

(2) Includes compression and decompression. Addition of a second compression product e.g., adding PictureCom/Binary to PictureCom/Color for one user, cost 67% of the standalone list price for the added function. Dedicated input servers priced separately. "Dedicated input server" means the machine to which the scanner used in conjunction with VAR's System is attached for the purpose of inputting documents.

(3) Prices are per PC-class (e.g., 386, 486) processors. Prices for higher performance platforms (e.g., RISC machines) will be quoted separately and will reflect increases related to increases in processor performance.

(4)  All prices are in U.S. dollars

               AMENDMENT TO VALUE-ADDED RESELLER LICENSE AGREEMENT
                                     BETWEEN
                        THE ANALYTIC SCIENCES CORPORATION
                           AND MICROTAC, INCORPORATED
                     DATED AUGUST 31, 1992 (the "Agreement")

The Agreement is modified as follows:

1.   Add new Section 4.5 as follows:

     "Notwithstanding anything to the contrary contained herein, in lieu of the sublicense payment and reporting requirements otherwise provided in this section 4 and the extended maintenance payment and reporting requirements set forth in
Section 8 for the types of transactions described hereafter, VAR agrees to pay TASC (i) five percent (5%) of the total software license, maintenance and support fees charged by VAR to any end-user ("Enterprise End-User") for any corporate license transaction (i.e. a license granting a corporation the right to make an unlimited number of copies solely for internal use) including the distribution or sublicensing of the Licensed Programs where total software charges equal or exceed Two Hundred Thousand Dollars ($200,000) in the aggregate, and (ii) five percent (5%) of all royalties, maintenance an support fees payable to VAR under its contract with PeopleSoft, Inc. ("PeopleSoft"). VAR shall remit all amounts owing under this Section 4.5 upon the earlier of (i) within thirty (30) days of collection from an Enterprise End-User or PeopleSoft, or (ii) with the transmission of the quarterly report otherwise required by
Section 4.1. As of the time of payment with respect to Enterprise End-Users, VAR shall send TASC a report estimating the number of Licensed Programs VAR aspects the Enterprise End-User to initially use, the total charges to the Enterprise End-User (software, hardware and services) resulting from the transaction, the identity and address of the Enterprise End-User, and upon request, the location of each Enterprise End-User site and an estimate of the number of users of the Licensed Program at such sites. As of the time of payment thereunder with respect to PeopleSoft, VAR shall send TASC a report showing amounts payable to VAR by PeopleSoft and the number of copies of the Licensed Program distributed by PeopleSoft to end-users during such payment period, based upon the most recent quarterly report received by VAR from PeopleSoft. For license and maintenance arrangements not expressly described in this Section 4.5, VAR obligations under the Agreement, including without limitations its obligations under Section 4 and 8 hereof , shall be unchanged."

2. Modify Section 5.1 by adding the following sentence thereto:

"Solely as it relates to the parties" rights and obligation relating to PeopleSoft thereunder, the terms and conditions of this Agreement shall terminate five (5) years after the effective date of the Amendment dated May 14, 1993 attached hereto and made a part hereof."

IN WITNESS WHEREOF, the parties have executed this Amendment this 25th day of May 1993.

Signed Under Seal.

THE ANALYTICAL SCIENCES                            MICROTRAC, INC.
CORPORATION
By:  /s/ Elton B. Klibanoff                       By: George Engdahl
___________________________                       ____________________________
     Authorized Signature                               Authorized Signature

     Elton B. Klibanoff                                    George Engdahl
- -----------------------------------                -----------------------------
        Typed Name                                           Typed Name

Deputy Division Director, Contracts                    Chief Financial Officer
- -----------------------------------                -----------------------------
           Title                                                 Title

             AMENDMENT #2 TO VALUE ADDED RESELLER LICENSE AGREEMENT BETWEEN THE ANALYTIC SCIENCES CORPORATION AND MICROTRAC
                      SYSTEMS, INC., DATED AUGUST 31, 1992


This is an AMENDMENT #2 to the Value Added Reseller License Agreement Between The Analytic Sciences Corporation and MicroTrac Systems, Inc., dated August 31, 1992, as modified by the Addendum dated August 31, 1992, and further modified by the Amendment executed on May 25, 1993 (all documents combined referred to as the "Agreement".)

The Agreement is hereby modified as follows:

1.  Section 4 is modified by an addition of the following:

"4.6 Effective as of April 1, 1995, the terms contained in Section 4.5 above are void and are superseded by the terms contained in Exhibit C attached hereto. However, this provision shall not affect the validity of any sublicenses granted prior to April 1, 1995 in accordance with the terms of Section 4.5. Effective April 1, 1995, in connection with the extension of this Agreement, the parties hereby agree as follows:


     (a) VAR waives any claims it may have against TASC for overpaid royalty fees as of March 31, 1995, and TASC waives any claims it may have against VAR for unpaid maintenance fees which may be accrued up to March 31, 1995.

     (b) Effective as of April 1, 1995, maintenance fees for the Licensed Programs will accrue at the rates set forth in Exhibit C for all end users under maintenance contracts with VAR, in accordance with Section 8 of this Agreement.

     (c) TASC understands that VAR has entered into a Joint Marketing Agreement with PeopleSoft, Inc., and as part of that Agreement, VAR has granted PeopleSoft, Inc. the right to use the System for its own internal business purposes, during the term of such Joint Marketing Agreement. TASC consents to VAR's grant of this limited term license, and waives any Licensed Program fees payable with respect to this limited term license grant."

2. The first sentence of Section 5.1 is removed, and replaced with the following:

"The license granted VAR under Section 3 to sublicense and distribute the Licensed Program shall terminate on March 31, 1998, unless such term is extended by mutual agreement of the parties, or such license is terminated prior to that date in accordance with this Section."

3.  The following shall be added to Section 7:

"7.6 As part of maintenance and support, TASC will participate in regular account review meetings with VAR (at least one meeting per calendar quarter)."

4. The reference to VAR Systems in Exhibit A is modified by changing "RESTRAC and SUCCESSPLAN" to "Restrac Hire and Restrac Plan", and Exhibit C is hereby superseded and replace by the new Exhibit C attached hereto.

The terms of this AMENDMENT #2 shall be effective as of April 1, 1995 ("Effective Date"). Except as specifically modified by this AMENDMENT #2, all other terms of the Agreement and the terms of this AMENDMENT #2, the terms of this AMENDMENT #2 shall control.

IN WITNESS WHEREOF, the parties have executed this AMENDMENT #2 under seal as of the Effective Date.

                                                   MICROTRAC SYSTEMS, INC.

By: /s/ Elton B. Klibanoff                         By: /s/ Lars D. Perkins

Name: Elton B. Klibanoff                           Name: Lars D. Perkins

Title: Director, Contract Legal Affairs            Title: President

Date: 26 May 1995                                  Date: May 19, 1995

                                    EXHIBIT C
                             PICTURECOM VAR PRICING
                                   FOR RESTRAC


- ----------------------------------------------------------------------------------------------------
PictureCom Binary                  Price Each               PictureCom Binary             Price Each
Client Volume                                               Dedicated Input
                                                            Server
- -----------------------------------------------------------------------------------------------------
1-250                              [****]                   1-50                          [****]
- -----------------------------------------------------------------------------------------------------
251-500                            [****]                   51-150                        [****]
- -----------------------------------------------------------------------------------------------------
501-1000                           [****]                   151-500                       [****]
- -----------------------------------------------------------------------------------------------------
1001-2000                          [****]                   more than 500                 [****]
- -----------------------------------------------------------------------------------------------------
2001-4000                          [****]
- -----------------------------------------------------------------------------------------------------
4001-10,000                        [****]
- -----------------------------------------------------------------------------------------------------
More than 10,000                   [****]
- -----------------------------------------------------------------------------------------------------

*For the second three year VAR agreement beginning April 1, 1995, Restrac shall be credited with 1000 client seats and 150 Dedicated Input Servers so inital purchases will commence at [****]/Client Seat and [****]/Input Server respectively. Volumes shall accumulate as licenses are purchased for both Client Seats, Input Servers and Corporate Licenses.


                               ENTERPIRSE LICENSE FEES


                                       Up to 250 Clients    Unlimited Clients
- --------------------------------------------------------------------------------
Single database server license         [****]               [****]
- --------------------------------------------------------------------------------
Additional database server license     [****]               [****]
- --------------------------------------------------------------------------------
Unlimited database server license      [****]               [****]
- --------------------------------------------------------------------------------


[*] Confidential treatment requested

Payments made under the Enterprise License arrangement will be credited toward license purchase volumes as follows:

#Client Seat Credits               =    [****] x Enterprise License Payments
                                        ------------------------------------
                                        Then Current Per Seat License Fee

#Dedicated Scan Server Credits     =    [****] x Enterprise License Payments
                                        ------------------------------------
                                        Then Current Server License Fee

Maintenance fees will be paid quarterley, and will be calculated as 2.5% of the sublicense fees paid by VAR to TASC for end users subscribing to maintenance from VAR during the previous quarter.

[*] Confidential treatment requested